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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Tegal Corporation


     We consent to incorporation by reference in the registration statements (Nos.: 333-462, 333-12473 and 333-52265) on Forms S-3 and S-8 of Tegal
Corporation of our reports dated April 23, 1996, relating to the consolidated statements of operations, stockholders' equity (deficit) and cash flows of Tegal Corporation and Subsidiaries for the year ended March 31, 1996, and the related schedule, which reports appear in the March 31, 1998, annual report on Form 10-K of Tegal Corporation.

                           /s/ KPMG Peat Marwick LLP

Mountain View, California
May 18, 1998